UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 4, 2015
ON THE MOVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-198776	46-1169948
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL	33437
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561)732-4670 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Item 3.02                          Unregistered Sales of Equity Securities.

On December 4, 2015, On The Move Corporation ("OTM") entered into an Area Development Agreement with Stewart's All American Corp. ("Stewart's"), the franchisor of the Stewart's Restaurant chain. Under the terms of the agreement, we were granted exclusive development rights in Florida and Georgia to develop 250 stand-alone businesses and express units to be located in the OTM convenience store and gas station retail locations which we are presently establishing.

Under the terms of the Area Development Agreement, we are obligated to open the 250 Stewart's locations within 12 years under an agreed upon timeline.  We will enter into separate franchise agreements for each location upon approval of the site by Stewart's.  We were also granted a right of first refusal for development rights in North Carolina and South Carolina during the first 12 years of the term of the agreement, together with a 24 month option for the same exclusive rights in those states at a 50% development fee and 125 locations over 12 years.

As consideration for the granting of these rights, we agreed to pay a non-refundable development fee of $2.5 million consisting of 2,000,000 shares of our Series A convertible preferred stock which is convertible into 2,000,000 shares of our common stock.  Stewart's will have the right to convert the shares of Series A convertible preferred stock into common stock at the rate of 200,000 shares every six months.  We also granted Stewart's piggyback registration rights for 280,000 shares of our common stock underlying a number of Series A convertible preferred stock which equals $350,000 of the stated value of the preferred stock.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

The term of the Area Development Agreement runs though the end of the development schedule.  Stewart's has the right to terminate the agreement upon an event of default as described in the agreement, if we fail to meet the development schedule or a material breach of the agreement by us (both subject to 120 day cure periods).  We also granted Stewart's a right of first refusal in the event of the sale of a material portion of our assets or an interest in our company.

Item 7.01                          Regulation FD Disclosure.

On December 15, 2015 On the Move Corporation issued a press release announcing it had entered into the Area Development Agreement with Stewart's.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of On the Move Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                          Exhibits.

99.1	Press release dated December 15, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
On The Move Corporation

Date: December 15, 2015	By: /s/ Richard Reitano
Richard Reitano, Chief Executive Officer